Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13G referred to below) on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Class A Common Stock, par value of US$0.0001 per share, of Maison Solutions Inc., and that this Agreement may be included as an exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement as of April 29, 2026.

Stratton Arms Holding, LLC

By:	/s/ John Xu
Name:	John Xu
Title:	Director

Amsterdam NYC Fund, LP

By:	/s/ John Xu
Name:	John Xu
Title:	Director of Stratton Arms Holding, LLC, its General Partner

Golden Tree USA, Inc.

By:	/s/ John Xu
Name:	John Xu
Title:	Sole Member

/s/ John Xu
Name:	John Xu